Exhibit 99.2

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 12, 2016, is entered into by and among (i) Paragon Offshore plc (the “Company”), (ii) Paragon International Finance Company, Paragon Offshore Finance Company, Paragon Offshore Leasing (Switzerland) GmbH, Paragon Offshore Contracting GmbH, Paragon Holding NCS 2 S.à r.l., Paragon Offshore (Luxembourg) S.à r.l., Paragon Offshore Leasing (Luxembourg) S.à r.l., Paragon Offshore International Ltd., Paragon Duchess Ltd., Paragon (Middle East) Limited, Paragon Asset Company Ltd., Paragon Asset (ME) Ltd., Paragon Holding SCS 1 Ltd., Paragon Holding SCS 2 Ltd., Paragon FDR Holdings Ltd., Paragon Offshore (North Sea) Ltd., Paragon Asset (UK) Ltd., Paragon Offshore Holdings US Inc., Paragon Drilling Services 7 LLC, Paragon Offshore Drilling LLC, Paragon Leonard Jones LLC, Paragon Offshore do Brasil Ltda., Paragon Offshore (Nederland) B.V., PGN Offshore Drilling (Malaysia) Sdn. Bhd., Paragon Offshore (Labuan) Pte. Ltd., each such entity a subsidiary of the Company (such entities, together with the Company, the “Paragon Parties”), (iii) the undersigned lenders and issuing lenders (the “Revolver Lenders” and, together with their respective successors and permitted assigns and any subsequent Revolver Lender that becomes party hereto in accordance with the terms hereof, the “Consenting Revolver Lenders”) under that certain Secured Revolving Credit Agreement, dated as of June 17, 2014, by and among the Company and Paragon International Finance Company, as borrowers, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, modified, or otherwise supplemented from time to time (the “Secured Revolving Credit Agreement”), (iv) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “6.75% Senior Noteholders” and, together with their respective successors and permitted assigns and any subsequent 6.75% Senior Noteholder that becomes party hereto in accordance with the terms hereof, the “Consenting 6.75% Senior Noteholders”) of the 6.75% Senior Notes due 2022 (the “6.75% Senior Notes”) issued under that certain Indenture, dated as of July 18, 2014, by and among the Company, as issuer, each of the guarantors named therein, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended, modified, or otherwise supplemented from time to time (the “Indenture”), and (v) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “7.25% Senior Noteholders,” together with their respective successors and permitted assigns and any subsequent 7.25% Senior Noteholder that becomes party hereto in accordance with the terms hereof, the “Consenting 7.25% Senior Noteholders,” and, together with the Consenting Revolver Lenders and the Consenting 6.75% Senior Noteholders, the “Consenting Creditors”) of the 7.25% Senior Notes due 2024 (the “7.25% Senior Notes,” and, collectively with the 6.75% Senior Notes, the “Notes” and all holders thereof, the “Noteholders”) issued by the Company pursuant to the Indenture.  The Paragon Parties, each Consenting Creditor and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred to herein as the “Parties” and each individually as a “Party.”

WHEREAS, the Parties have agreed to undertake a financial restructuring of the Company (the “Restructuring”) which is anticipated to be effected through the plan of reorganization attached hereto as Exhibit A (including any schedules and exhibits attached thereto, the “Paragon Plan”) through a solicitation of votes for the Paragon Plan (the “Solicitation”) pursuant to the Bankruptcy Code (as defined below) and the commencement by each Paragon Party of a voluntary case (the “Paragon Case” and collectively, the “Paragon Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

WHEREAS, as of the date hereof, the Consenting Revolver Lenders, in the aggregate, hold 89% of the aggregate Revolving Credit Exposure outstanding under and as defined in the Secured Revolving Credit Agreement.

WHEREAS, as of the date hereof, the Consenting 6.75% Senior Noteholders, in the aggregate, hold approximately $310,696,000 (68.05%) of the aggregate outstanding principal amount of 6.75% Senior Notes.

WHEREAS, as of the date hereof, the Consenting 7.25% Senior Noteholders, in the aggregate, hold approximately $445,569,000 (84.55%) of the aggregate outstanding principal amount of 7.25% Senior Notes.

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in the Paragon Plan and hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.              Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

(a)            “Adequate Protection Order” means an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Requisite Creditors (as defined below), authorizing the Paragon Parties to use the collateral securing the Secured Revolving Credit Agreement and providing adequate protection in connection therewith.

(b)            “Consenting Class” means the Consenting Revolver Lenders or the Consenting Noteholders, as applicable.

(c)            “Consenting Noteholders” means, collectively, the Consenting 6.75% Senior Noteholders and the Consenting 7.25% Senior Noteholders.

(d)            “Definitive Documents” means the documents (including any related agreements, instruments, schedules or exhibits) that are necessary or desirable to implement, or otherwise relate to, the Restructuring, including this Agreement, which shall be in form and substance reasonably satisfactory to the Requisite Creditors.

(e)            “Disclosure Statement” means the disclosure statement, which shall be reasonably satisfactory to the Requisite Creditors, in respect of the Paragon Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

(f)             “Effective Date” means the date on which all the conditions to the occurrence of the effective date set forth in the Paragon Plan have been satisfied or waived and the Paragon Plan shall have become effective.

(g)           “Noble” means Noble Corporation plc.

(h)           “Noble Term Sheet” means the settlement term sheet between the Company and Noble attached hereto as Exhibit B.

(i)             “Requisite Creditors” means the Requisite Revolver Lenders and the Requisite Noteholders.

(j)             “Requisite Noteholders” means, as of the date hereof, Consenting Noteholders holding at least a majority of the outstanding principal amount of the Notes held by such holders.

(k)            “Requisite Revolver Lenders” means, as of the date of determination, Consenting Revolver Lenders holding at least a majority of the sum of the outstanding Revolving Credit Exposures under and as defined in the Secured Revolving Credit Agreement held by all Consenting Revolver Lenders as of such date.

(l)             “SEC” means the United States Securities and Exchange Commission.

(m)          “Support Effective Date” means the date on which (i) counterpart signature pages to this Agreement shall have been executed and delivered by: (x) the Paragon Parties and (y) the Consenting Creditors holding at least (A) 66.67% in aggregate Revolving Credit Exposure outstanding under and as defined in the Secured Revolving Credit Agreement and (B) 66.67% in aggregate principal amount outstanding of the Notes and (ii) all outstanding fees and expenses pursuant to outstanding invoices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Ducera Partners LLC, Young Conaway Stargatt & Taylor, LLP, Simpson Thacher & Bartlett LLP, Landis Rath & Cobb LLP, PJT Partners LP and foreign counsel for the Consenting Noteholders and for the administrative agent for the Revolver Lenders  under their respective engagement letters or other contractual arrangements have been paid.

2.              Paragon Plan.  The terms and conditions of the Restructuring are set forth in the Paragon Plan; provided that the Paragon Plan is supplemented by the terms and conditions of this Agreement.  In the event of any inconsistencies between the terms of this Agreement and the Paragon Plan, the terms of the Paragon Plan shall govern.

3.              Bankruptcy Process; Plan of Reorganization

(a)            Commencement of the Paragon Cases.  Each Paragon Party hereby agrees that, as soon as reasonably practicable, but in no event later than 11:59 p.m. prevailing Eastern Time on February 14, 2016 (the date on which such filing occurs, the “Commencement Date”), such Paragon Party shall file with the Bankruptcy Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Paragon Case of such Paragon Party.

(b)            Filing of the Paragon Plan.  On the Commencement Date, the Paragon Parties shall file the Paragon Plan along with the Disclosure Statement, each in form and substance reasonably satisfactory to the Requisite Creditors.

(c)            Confirmation of the Paragon Plan.  Each Paragon Party shall use its commercially reasonable efforts to obtain confirmation of the Paragon Plan as soon as reasonably practicable following the Commencement Date in accordance with the Bankruptcy Code and on terms consistent with this Agreement, and each Consenting Creditor shall use its commercially reasonable efforts to cooperate fully in connection therewith.

(d)            Amendments and Modifications of the Paragon Plan and Disclosure Statement.  The Paragon Plan and Disclosure Statement may be amended from time to time following the date hereof by written approval of the Paragon Parties and the written approval, which approval is not to be unreasonably withheld, of the Requisite Creditors subject to the terms hereof.  Each of the Parties agrees to negotiate in good faith all amendments and modifications to the Paragon Plan and Disclosure Statement as reasonably necessary and appropriate to obtain Bankruptcy Court confirmation of the Paragon Plan pursuant to a final order of the Bankruptcy Court; provided that the Consenting Creditors shall have no obligation to agree to any modification that (i) is inconsistent with the Paragon Plan or Disclosure Statement, (ii) creates any new material obligation on any Party, or (iii)  adversely affects the treatment or rights of such Party (it being agreed that, for the avoidance of doubt, any change to the Paragon Plan that results in a diminution of the value of the property to be received by a Consenting Class under the Paragon Plan shall be deemed to adversely affect such Class) whether such change is made directly to the treatment of a Consenting Class or to the treatment of another Consenting Class or otherwise.  Notwithstanding the foregoing, the Paragon Parties may amend, modify or supplement the Paragon Plan and Disclosure Statement, from time to time, without the consent of any Consenting Creditor, to cure any ambiguity, defect (including any technical defect) or inconsistency, provided that any such amendments, modifications or supplements do not adversely affect the rights, interests or treatment of such Consenting Creditors under such Paragon Plan and Disclosure Statement.

4.              Agreements of the Consenting Creditors.

(a)            Agreement to Vote.  So long as this Agreement has not been terminated in accordance with the terms hereof, each Consenting Creditor agrees that it shall, subject to the receipt by such Consenting Creditor of the Disclosure Statement and other solicitation materials in respect of the Paragon Plan:

(i)              vote its claims against the Paragon Parties to accept the Paragon Plan, by delivering its duly executed and completed ballots accepting the Paragon Plan on a timely basis following the commencement of the Solicitation; provided that such vote shall be immediately revoked and deemed void ab initio upon termination of this Agreement prior to the consummation of the Paragon Plan pursuant to the terms hereof;

(ii)            not change or withdraw (or cause to be changed or withdrawn) any such vote subject to the proviso in the immediately preceding clause (i) of this Section 4(a); and

(iii)           not (x) object to, delay, impede or take any other action to interfere with acceptance or implementation of the Paragon Plan, (y) directly or indirectly solicit, encourage, propose, file, support, participate in the formulation of or vote for, any restructuring, sale of assets, merger, workout or plan of reorganization for any of the Paragon Parties other than the Paragon Plan or (z) otherwise take any action that would in any material respect interfere with, delay or postpone the consummation of the Restructuring.

Notwithstanding anything in this Agreement to the contrary, the Consenting Revolver Lenders fully preserve all rights to object to any plan of reorganization, including pursuant to Section 3.7 of the Paragon Plan, that seeks to cram down the Consenting Revolver Lender claims arising under the Secured Revolving Credit Agreement, and any ballot previously submitted in favor of such a plan of reorganization by the Consenting Revolver Lenders shall be automatically withdrawn and deemed null and void and each Consenting Revolver Lender may terminate this Agreement as to itself if a cram down of its claims arising under the Secured Revolving Credit Agreement is pursued by the Company.

(b)            Transfers.  (i) Each Consenting Creditor agrees that, for the duration of the period commencing on the date hereof and ending on the date on which this Agreement is terminated in accordance with Section 6 or 11, such Consenting Creditor shall not sell, transfer, loan, issue, pledge, hypothecate, assign or otherwise dispose of (each, a “Transfer”), directly or indirectly, in whole or in part, any of its claims or any option thereon or any right or interest therein or any other claims against or interests in any Paragon Party (collectively, the “Claims”) (including grant any proxies, deposit any Notes or any other claims against or interests in the Company or any other Paragon Party into a voting trust or entry into a voting agreement with respect to any such Notes or such other claims against or interests in the Company), unless the transferee thereof either (i) is a Consenting Creditor or its affiliate, provided that such affiliate shall agree in writing to be bound by the terms of this Agreement, or (ii) prior to such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Creditor and to be bound by all of the terms of this Agreement applicable to Consenting Creditors (including with respect to any and all Claims it already may hold against or in the Company or any other Paragon Party prior to such Transfer) by executing a joinder agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”), and delivering an executed copy thereof within two (2) business days following such execution, to (i) Weil, Gotshal & Manges LLP (“Weil”), counsel to the Company, (ii) Simpson Thacher & Bartlett LLP (“Simpson”), counsel to the administrative agent to the Revolver Lenders, and (iii) Paul, Weiss, Rifkind, Wharton, & Garrison LLP (“Paul Weiss” and, with Simpson, the “Consenting Creditors’ Counsel”), counsel to certain of the 6.75% Senior Noteholders and the 7.25% Senior Noteholders, in which event (A) the transferee (including the Consenting Creditor transferee, if applicable) shall be deemed to be a Consenting Creditor hereunder to the extent of such transferred rights and obligations and (B) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations; provided that this Section 4(b)(i) shall not apply to the grant of any liens or encumbrances in favor of a bank or broker-dealer holding custody of securities in the ordinary course of business, or a Noteholder acting in such capacity in the ordinary course of its business and which lien or encumbrance is released upon the Transfer of such securities.  Each Consenting Creditor agrees that any Transfer of any Claims that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the applicable Paragon Party and each other Consenting Creditor shall have the right to enforce the voiding of such Transfer. For the avoidance of doubt, the foregoing restrictions on Transfer shall not be violated as a result of Notes currently being out for loan pursuant to a securities lending program so long as the Consenting Noteholder recalls such Notes (and the settlement of such recall occurs) prior to the voting record date as fixed by the Bankruptcy Court. Notwithstanding anything to the contrary in this Agreement, Claims or other claims of a Consenting Creditor subject to this Agreement (including Section 4(b)) shall not include any Claim or other claims held in a fiduciary capacity or held or acquired by any other division, business unit or trading desk of such Consenting Creditor (other than the division, business unit or trading desk expressly identified on the signature pages hereto), unless and until such division, business unit or trading desk is or becomes a party to this Agreement.

(ii)            Notwithstanding Section 4(b)(i): (A) a Consenting Creditor may Transfer its Claims to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker become a Party; provided that (1) with respect to any Transfer of the Notes (x) if such transfer is made on or before the voting record date established by the Bankruptcy Court, such Qualified Marketmaker must transfer such right, title or interest by the earlier to occur of (a) ten (10) business days after its receipt thereof and (b) 11:59 p.m. prevailing Eastern Time on the voting record date and (y) if such transfer is made after the voting record date, such Qualified Marketmaker must transfer such right, title or interest by ten (10) business days after its receipt thereof, (2) with respect to any Transfer of Claims other than the Notes, if such Transfer is made on or before the voting record date established by the Bankruptcy Court, such Qualified Marketmaker must transfer such right, title or interest by 11:59 p.m. prevailing Eastern Time on the voting record date and (3) with respect to the Transfer of all Claims, any subsequent Transfer by such Qualified Marketmaker of the right, title or interest in such Claims, is to a transferee that is or becomes a Consenting Creditor at the time of such transfer; and (B) to the extent that a Consenting Creditor is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title or interest in Claims that the Qualified Marketmaker acquires from a holder of the Claims who is not a Consenting Creditor without the requirement that the transferee be or become a Consenting Creditor.  Notwithstanding the immediately preceding clause (A), a Qualified Marketmaker that is an affiliate of, or separate business unit or division of, any of the Consenting Creditors and that fails to transfer Claims within the time period set forth above shall not be required to become a Party to this Agreement as a result of such failure.  For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Company (including debt securities or other debt) or enter with customers into long and short positions in claims against the Company (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Company, and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

(c)            Additional Claims.  This Agreement shall in no way be construed to preclude the Consenting Creditors from acquiring additional Claims or transferring Claims in accordance with this Section 4, and each Consenting Creditor agrees that if any Consenting Creditor acquires additional Claims or transfers Claims, then (i) such Claims shall be subject to this Agreement (including the obligations of the Consenting Creditors under this Section 4) and (ii) such Consenting Creditor shall notify its counsel of such acquisition or transfer (as applicable), in each case other than with respect to any Claims acquired by such Consenting Creditor in its capacity as a Qualified Marketmaker.  The confidential schedule of the principal amount of debt held by the Consenting Creditors and any transfer notices provided to the applicable Consenting Creditors’ Counsel in connection with the foregoing will be made available by such Consenting Creditors’ Counsel on a confidential basis to Weil and shall not be disclosed by Weil to any third party except as required by law, subpoena, or other legal process or regulation, or on a confidential basis to the Company and its financial advisors.

(d)            Forbearance. During the period commencing on the date hereof and ending on the earlier of (i) the occurrence of any Event of Default (as such term is defined in each of the Secured Revolving Credit Agreement and the Indenture) under the Secured Revolving Credit Agreement or the Indenture that continues for five (5) business days after notice thereof from the administrative agent or the indenture trustee, as applicable, to the Company, other than defaults or events of default set forth on Schedule A attached hereto, and (ii) termination of this Agreement in accordance with its terms (each of clause (i) and clause (ii), a “Forbearance Termination Event”), each Consenting Creditor hereby agrees to forebear from the exercise of its default-related rights or remedies it may have under the Secured Revolving Credit Agreement or the Indenture (including any collateral documents referenced therein), as applicable, and under applicable United States or foreign law or otherwise, in each case, with respect to any defaults or events of default which may arise under the Secured Revolving Credit Agreement or the Indenture at any time on or prior to the Forbearance Termination Event.  For the avoidance of doubt, (x) the forbearance set forth in this Section 4(d) shall not constitute a waiver with respect to any defaults or any events of default under the Secured Revolving Credit Agreement or the Indenture and shall not bar any Consenting Creditor from filing a proof of claim or taking action to establish the amount of such claim and (y) nothing in this Agreement, including this Section 4(d), shall limit or prohibit JPMorgan Chase Bank, N.A. from taking any required actions in its capacity as an agent, including under the Secured Revolving Credit Agreement, the Paragon Parties’ term loan facility or any related guarantee or collateral agreements.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Consenting Creditor or the ability of each of the Consenting Creditors to protect and preserve its rights, remedies and interests, including its claims against the Paragon Parties.  If the transactions contemplated hereby are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.  The Company hereby confirms that no Defaults or Events of Default (as such terms are defined in the Secured Revolving Credit Agreement and the Indenture, respectively) exist under the Secured Revolving Credit Agreement or the Indenture as of the date hereof except for the failure to pay interest due on the 6.75% Senior Notes on January 15, 2016.

Upon the occurrence of a Forbearance Termination Event, the agreement of the Consenting Creditors hereunder to forbear from exercising rights and remedies shall immediately and automatically terminate without requirement of any demand, presentment, protest, or notice of any kind, all of which the Paragon Parties hereby waive (to the extent permitted by applicable law).

(e)            The agreements of the Consenting Creditors in this Section 4 shall be solely on such Consenting Creditor’s own behalf and not on behalf of any other Consenting Creditors and shall be several and not joint.

5.              Agreements of the Paragon Parties.

(a)            Solicitation and Confirmation.  The Paragon Parties agree to (i) act in good faith and use commercially reasonable efforts to support and complete successfully the Solicitation in accordance with the terms of this Agreement, (ii) use commercially reasonable efforts to obtain any and all required regulatory approvals and third-party approvals of the Restructuring, (iii) not take any actions inconsistent with this Agreement, the Paragon Plan and any other related documents executed by the Paragon Parties or the expeditious consummation of the Restructuring, (iv) not, directly seek or solicit any discussions relating to, or enter into any agreements relating to, any alternative proposal other than the Restructuring, nor shall the Paragon Parties solicit or direct any person or entity, including, without limitation, any member of the Company’s or any other Paragon Party’s board of directors or any holder of equity in the Company, to undertake any of the foregoing, and (v) do all things reasonably necessary and appropriate in furtherance of confirming the Paragon Plan and consummating the Restructuring in accordance with, and within the time frames contemplated by, this Agreement (including within the deadlines set forth in Section 6), in the case of each of clauses (i) through (v) to the extent consistent with, upon the advice of counsel, the fiduciary duties of the boards of directors, managers, members or partners, as applicable, of each Paragon Party; provided that no Paragon Party shall be obligated to agree to any modification of any document that is inconsistent with the Paragon Plan.

(b)            Certain Additional Chapter 11 Related Matters.  Each Paragon Party, as the case may be, shall provide draft copies of all material motions or applications and other documents (including all “first day” and “second day” motions and orders, the Paragon Plan, the Disclosure Statement, ballots and other solicitation materials in respect of the Plan and any proposed amended version of the Paragon Plan or the Disclosure Statement, and a proposed confirmation order) any Paragon Party intends to file with the Bankruptcy Court to the Consenting Creditors’ Counsel,  at least three (3) business days prior to the date when the applicable Paragon Party intends to file any such pleading or other document (provided that if delivery of such motions, orders or materials (other than the Paragon Plan, the Disclosure Statement, a confirmation order or proposed  Adequate Protection Order) at least three (3) business days in advance is not reasonably practicable, such motion, order or material shall be delivered as soon as reasonably practicable prior to filing) and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court.  Subject to Section 4(a), nothing in this Agreement shall restrict, limit, prohibit or preclude, in any manner not inconsistent with its obligations under this Agreement, any of the Consenting Creditors from appearing in the Bankruptcy Court with respect to any motion, application, or other documents filed by the Paragon Parties and objecting to, or commenting upon, the relief requested therein.

(c)            Consenting Classes. In the event the Company becomes aware that any Consenting Class is no longer a Consenting Class for purposes of this Agreement because Consenting Creditors in such Consenting Class no longer own at least 66.67% of the relevant debt of such class, the Company shall promptly provide notice thereof to the Consenting Creditors.

(d)            Professional Fees.  The Paragon Parties agree to pay all outstanding fees and expenses of (i) Paul Weiss, (ii) Ducera Partners LLC, the financial advisor to certain holders of Notes, (iii) Young Conaway Stargatt & Taylor, LLP, (iv) Simpson, (v) Landis Rath & Cobb LLP, (vi) PJT Partners, Inc. and (vii) one foreign counsel for the Consenting Noteholders and one foreign counsel for the administrative agent for the  Revolver Lenders in each other applicable jurisdiction under their respective engagement letters or other contractual arrangements, in connection with the Restructuring (including, without limitation, fees and expenses incurred after the Commencement Date without the need to file any interim or final fee applications with the Bankruptcy Court subject to the Company obtaining Bankruptcy Court approval of any such payments).

6.              Termination of Agreement.

This Agreement shall automatically terminate three (3) business days following the delivery of written notice to the other Parties (in accordance with Section 22) from any of the Requisite Revolver Lenders or the Requisite Noteholders, as applicable at any time after and during the continuance of any Creditor Termination Event; provided that termination by any of the Requisite Revolver Lenders or the Requisite Noteholders shall only be effective as to such terminating Requisite Revolver Lenders or Requisite Noteholders, as applicable, other than as set forth with respect to a Creditor Termination Event in Section 6(a)(ix).  In addition, this Agreement shall automatically terminate in respect to the applicable Consenting Class three (3) business days following delivery of notice from the Company to such Consenting Class (in accordance with Section 22) at any time after the occurrence and during the continuance of any Company Termination Event.  This Agreement shall terminate automatically without any further required action or notice on the Effective Date of the Paragon Plan.

(a)            A “Creditor Termination Event” shall mean any of the following:

(i)              The breach in any material respect by any Paragon Party of any of the undertakings, representations, warranties or covenants of the Paragon Parties set forth herein which remains uncured for a period of five (5) business days after the receipt of written notice of such breach from the Requisite Revolver Lenders or Requisite Noteholders pursuant to this Section 6 and in accordance with Section 22 (as applicable), which notice period shall run concurrently with the notice of termination of this Agreement set forth above.

(ii)            At 11:59 p.m. prevailing Eastern Time on February 14, 2016, unless the Paragon Parties have commenced the Paragon Cases and filed the Paragon Plan, the Disclosure Statement, and the motion for approval of the Disclosure Statement.

(iii)           At 11:59 p.m. prevailing Eastern Time on the date that is 75 days after the Commencement Date, if the Bankruptcy Court shall not have entered an order in form and substance reasonably satisfactory to the Paragon Parties and the Requisite Creditors approving the Disclosure Statement.

(iv)           At 11:59 p.m. prevailing Eastern Time on the date that is 185 days after the Commencement Date (the “Confirmation Date”), if the Bankruptcy Court shall not have entered an order in form and substance reasonably satisfactory to the Paragon Parties and the Requisite Creditors confirming the Paragon Plan.

(v)            At 11:59 p.m. prevailing Eastern Time on the date that is 230 days after the Commencement Date (the “Outside Date”), if the Effective Date shall not have occurred.

(vi)           The Paragon Parties withdraw the Paragon Plan or Disclosure Statement, file any motion or pleading with the Bankruptcy Court that is not consistent with this Agreement or the Paragon Plan and such motion or pleading has not been withdrawn prior to the earlier of (i) two (2) business days after the Paragon Parties receive written notice from the applicable Class of Requisite Creditors (in accordance with Section 22) that such motion or pleading is inconsistent with this Agreement or the Plan and (ii) entry of an order of the Bankruptcy Court approving such motion or pleading.

(vii)         An examiner with expanded powers or a trustee shall have been appointed in the Paragon Cases or if the Paragon Cases shall have been converted to cases under chapter 7 of the Bankruptcy Code or the Paragon Cases shall have been dismissed by order of the Bankruptcy Court.

(viii)        An order is entered by the Bankruptcy Court invalidating or disallowing, as applicable, the enforceability, priority or validity of the liens securing the obligations owed under the Secured Revolving Credit Agreement or the claims in respect thereof.

(ix)            The Bankruptcy Court grants relief that is inconsistent with this Agreement or the Paragon Plan in any respect that is materially adverse to any of the Requisite Revolver Lenders or the Requisite Noteholders.

(x)             The Paragon Parties file, propound or otherwise support any plan of reorganization other than the Paragon Plan.

(xi)           The issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Restructuring, which ruling, judgment or order has not been not stayed, reversed or vacated within twenty (20) business days after such issuance.

(xii)          Any Consenting Class no longer owns at least 66.67% of the relevant debt of such class; provided that such class shall not have the right to terminate pursuant to this clause (xii).

(xiii)         At the option of a non-terminating Consenting Class, if the Consenting Revolver Lenders or the Consenting Noteholders give a notice of termination of this Agreement.

(xiv)        At 11:59 p.m. prevailing Eastern Time on the date that is 75 days after the Commencement Date, if a definitive settlement agreement consistent with the Noble Term Sheet, in form and substance reasonably satisfactory to the Requisite Creditors, shall not have been entered into by Noble and the Company and approved by the Bankruptcy Court or, if such agreement has been entered into, it shall have been breached in a manner that gives rise to a termination right thereunder (whether or not exercised) or has been terminated by any party thereto.

(xv)          At 11:59 p.m. prevailing Eastern Time on February 12, 2016, if the Support Effective Date shall not have occurred.

(xvi)        On the date that an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the Paragon Plan  or refusing to approve the Disclosure Statement, provided that the Consenting Class shall not have the right to terminate this Agreement pursuant to this clause (a)(xvi) if the Bankruptcy Court declines to approve the Disclosure Statement or denies confirmation of the Paragon Plan subject only to modifications to the Paragon Plan or Disclosure Statement which (i) are not inconsistent with the Paragon Plan (as same may be modified, amended or supplemented in accordance with the terms of this Agreement), (ii) do not create any new material obligation on any Party, and (iii) do not adversely affect the agreed treatment or rights of such Party (it being agreed that, for the avoidance of doubt, any change to the Paragon Plan that results in a diminution of the value of the property to be received by a Consenting Class under the Paragon Plan shall be deemed to adversely affect such Class) whether such change is made directly to the treatment of a Consenting Class or to the treatment of another Consenting Class or otherwise.

(xvii)            At 11:59 p.m. prevailing Eastern Time on the date (x) that is four (4) Business Days after the Commencement Date if the Bankruptcy Court shall not have entered an Adequate Protection Order on an interim basis and (y) that is thirty-five (35) days after the Commencement Date if the Bankruptcy Court shall not have entered an Adequate Protection Order on a final basis.

(b)            A “Company Termination Event” shall mean any of the following:

(i)              The breach in any material respect by one or more of the Consenting Creditors in any Consenting Class, of any of the undertakings, representations, warranties or covenants of the Consenting Creditors set forth herein in any material respect which remains uncured for a period of five (5) business days after the receipt of written notice of such breach pursuant to this Section 6 and Section 22 (as applicable), but only if the non-breaching Consenting Creditors in such Consenting Class own less than 66.67% of the relevant debt of such Consenting Class.

(ii)            The board of directors of the Company or the board of directors, managers, members, or partners, as applicable, of another Paragon Party reasonably determines in good faith based upon the advice of outside counsel that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law; provided that the Company or another Paragon Party provides notice of such determination to the Consenting Creditors within five (5) business days after the date thereof.

(iii)           The issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Restructuring, which ruling, judgment or order has not been not stayed, reversed or vacated within twenty (20) business days after such issuance.

(iv)           At 11:59 p.m. prevailing Eastern Time on the Confirmation Date, if the Bankruptcy Court shall not have entered an order in form and substance reasonably satisfactory to the Paragon Parties and the Requisite Creditors confirming the Paragon Plan.

(v)            At 11:59 p.m. prevailing Eastern Time on the Outside Date, if the Effective Date shall not have occurred.

(vi)            At 11:59 p.m. prevailing Eastern Time on a date that is 75 days after the Commencement Date, if a definitive settlement agreement consistent with the Noble Term Sheet, in form and substance reasonably satisfactory to the Requisite Creditors, shall not have been entered into by Noble and the Company and approved by the Bankruptcy Court or, if such agreement has been entered into, it shall have been breached in a manner that gives rise to a termination right thereunder (whether or not exercised) or has been terminated by any party thereto.

(vii)         At 11:59 p.m. prevailing Eastern Time on February 12, 2016, if the Support Effective Date shall not have occurred.

(viii)        On the date that an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the Paragon Plan or refusing to approve the Disclosure Statement, provided that the Paragon Parties shall not have the right to terminate this Agreement pursuant to this clause (b)(viii) if the Bankruptcy Court declines to approve the Disclosure Statement or denies confirmation of the Paragon Plan subject only to modifications to the Paragon Plan or Disclosure Statement which (i) are not inconsistent with the Paragon Plan (as same may be modified, amended or supplemented in accordance with the terms of this Agreement), (ii) do not create any new material obligation on any Party, and (iii) do not adversely affect the agreed treatment or rights of such Party (it being agreed that, for the avoidance of doubt, any change to the Paragon Plan that results in a diminution of the value of the property to be received by a Consenting Class under the Paragon Plan shall be deemed to adversely affect such Class) whether such change is made directly to the treatment of a Consenting Class or to the treatment of another Consenting Class or otherwise.

(ix)            If the Consenting Revolver Lenders or the Consenting Noteholders give a notice of termination of this Agreement.

Notwithstanding any provision in this Agreement to the contrary, upon written consent of the Requisite Creditors, each of the dates set forth in Section 6(a)(ii) through (v), (xiv), (xv) and (xvii) and upon written consent of the Company, the date set forth in Section 6(b)(iv) through (vii) may be extended prior to or upon such date and such later dates agreed to in lieu thereof and shall be of the same force and effect as the dates provided herein.

(c)            Mutual Termination.  This Agreement may be terminated by mutual written agreement of the Company and the Requisite Creditors upon the receipt of written notice delivered in accordance with Section 22.

(d)            Effect of Termination.  Subject to the provisions contained in Section 15, upon the termination of this Agreement in accordance with this Section 6, this Agreement shall become void and of no further force or effect in respect to a Consenting Class whose rights and obligations have been terminated hereunder and such Consenting Class shall, except as otherwise provided in this Agreement, be immediately released from its respective liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement, shall have no further rights, benefits or privileges hereunder, and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement and no such rights or remedies shall be deemed waived pursuant to a claim of laches or estoppel; provided that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

(e)            Automatic Stay.  The Paragon Parties acknowledge that after the commencement of the Paragon Cases, the termination of this Agreement and the giving of notice of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code; provided that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of termination was not proper under the terms of this Agreement.

7.             Definitive Documents; Good Faith Cooperation; Further Assurances.  Each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to, the pursuit, approval, implementation and consummation of the Restructuring, as well as the negotiation, drafting, execution and delivery of the Definitive Documents.  Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.

8.              Representations and Warranties.

(a)            Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Creditor becomes a party hereto):

(i)              Such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder.  The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part.

(ii)            The execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any material provision of law, rule or regulation applicable to it or its charter or bylaws (or other similar governing documents), or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party, except, in the case of the Paragon Parties, for the filing of the Paragon Cases.

(iii)           The execution, delivery and performance by such Party of this Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary or required by the SEC or other securities regulatory authorities under applicable securities laws.

(iv)          This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b)            Each Consenting Creditor severally (and not jointly) represents and warrants to the Paragon Parties that, as of the date hereof (or as of the date such Consenting Creditor becomes a party hereto), such Consenting Creditor (i) is the holder of Revolving Credit Exposure (as defined in the Secured Revolving Credit Agreement) set forth below its name on the signature page hereto (the “Loans”) or the Notes set forth below its name on the signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Creditor that becomes a party hereto after the date hereof), or is the nominee, investment manager, or advisor for one or more beneficial holders thereof, and/or (ii) has, with respect to the beneficial owner(s) of such Loans or Notes, (A) sole investment or voting discretion with respect to such Loans or Notes, (B) full power and authority to vote on and consent to matters concerning such Loans or Notes or to exchange, assign and transfer such Loans or Notes, and (C) full power and authority to bind or act on the behalf of, such beneficial owner(s); provided that, as used in this Section 8(b), Loans and Notes shall not include any Loans and Notes held in a fiduciary capacity or held or acquired by any other division, business unit or trading desk of such Consenting Creditor (other than the division, business unit or trading desk expressly identified on the signature pages hereto), unless and until such division, business unit or trading desk is or becomes a party to this Agreement.  For the avoidance of doubt, the foregoing representation shall not be violated as a result of Notes currently being out for loan pursuant to a securities lending program so long as the Consenting Noteholder recalls such Notes (and the settlement of such recall occurs) prior to the voting record date as fixed by the Bankruptcy Court.

9.              Disclosure; Publicity.  The Company shall submit drafts to each Consenting Creditors’ Counsel of any press releases, public documents and any and all filings with the SEC that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least two (2) business days prior to making any such disclosure.  Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company and any Consenting Creditor, no Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Consenting Creditor), other than advisors to the Company, the principal amount or percentage of Loans or Notes held by any Consenting Creditor, in each case, without such Consenting Creditor’s prior written consent; provided that (a) if such disclosure is required by law, subpoena, or other legal process or regulation, and if legally permitted to do so, the disclosing Party shall afford the relevant Consenting Creditor a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure, (b) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Loans, 6.75% Senior Notes and 7.25% Senior Notes held by all the Consenting Creditors collectively, and (c) any Party may disclose information requested by a regulatory authority with jurisdiction over its operations to such authority without limitation or notice to any Party or other person so long as the request for information by such authority does not reference the Consenting Creditors or this Agreement.  Notwithstanding the provisions in this Section 9, any Party may disclose, to the extent consented to in writing by a Consenting Creditor, such Consenting Creditor’s individual holdings.  Any public filing of this Agreement, with the Bankruptcy Court or otherwise, which includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the holdings of each Consenting Creditor (provided that the holdings disclosed in such signature pages may be filed in unredacted form with the Bankruptcy Court under seal).

10.          Creditors’ Committee.  Notwithstanding anything herein to the contrary, if any Consenting Creditor is appointed to and serves on an official committee of unsecured creditors in the Paragon Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Creditor’s exercise of its fiduciary duties to any person arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement. All Parties agree they shall not oppose the participation of any of the Consenting Creditors or the trustee under the Indenture on any official committee of unsecured creditors formed in the Paragon Cases.

11.          Amendments and Waivers.  Except as otherwise expressly set forth herein, this Agreement and the Paragon Plan, including any exhibits or schedules hereto or thereto, may not be waived, modified, amended or supplemented except in a writing signed by the Company and the Requisite Creditors; provided that (a) any modification, amendment or change to the definition of Consenting Class, Requisite Creditors, Requisite Revolver Lenders or Requisite Noteholders shall require the written consent of each Consenting Creditor affected thereby, and (b) any waiver, change, modification or amendment to this Agreement or the Paragon Plan that adversely affects the economic recoveries or treatment of any Consenting Creditor compared to the recoveries or treatment set forth in the Paragon Plan attached hereto as of the Support Effective Date (it being agreed that, for the avoidance of doubt, any change to this Agreement or the Paragon Plan that results in a diminution of the value of the property to be received by a Consenting Class under the Paragon Plan or a Consenting Class’s proportionate share of the aggregate value to be distributed to all creditors under the Paragon Plan shall be deemed to materially adversely affect such Class, whether such change is made directly to the treatment of a Consenting Class or to the treatment of another class or otherwise), may not be made without the written consent of each such adversely affected Consenting Creditor.  In the event that an adversely affected Consenting Creditor (“Non-Consenting Creditor”) does not consent to a waiver, change, modification or amendment to this Agreement requiring the consent of each Consenting Creditor, but such waiver, change, modification or amendment receives the consent of Consenting Creditors owning at least 66.67% of the outstanding relevant debt of the affected Class of which such Non-Consenting Creditor is a member, this Agreement shall be deemed to have been terminated only as to such Non-Consenting Creditors, but this Agreement shall continue in full force and effect in respect to all other members of the Consenting Class who have so consented.

12.          Effectiveness.  This Agreement shall become effective and binding upon each Party upon the execution and delivery by such Party of an executed signature page hereto; provided that signature pages executed by Consenting Creditors shall be delivered to (a) other Consenting Creditors’ Counsel in a redacted form that removes such Consenting Creditors’ holdings of the Loans and Notes and (b) Weil in an unredacted form (to be held by Weil on a confidential and professionals’ eyes only basis, provided that Weil may disclose on a confidential basis to the Company and its financial advisors).

13.          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.  Each of the Parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any Party or its successors or assigns shall be brought and determined in any federal or state court in the Borough of Manhattan, the City of New York (the “New York Courts”), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement and the Restructuring.  Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the New York Courts, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any New York Court.  Each of the Parties further agrees that notice as provided in Section 22 shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient.  Each of the Parties hereby irrevocably and unconditionally waives and agrees not to assert that a proceeding in any New York Court is brought in an inconvenient forum or the venue of such proceeding is improper.  Notwithstanding the foregoing, during the pendency of the Paragon Cases, all proceedings contemplated by this Section 13(a) shall be brought in the Bankruptcy Court.

(b)            Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).

14.          Specific Performance/Remedies.  It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy.  Each Party hereby waives any requirement for the security or posting of any bond in connection with such remedies.

15.          Survival.  Notwithstanding the termination of this Agreement pursuant to Section 6, Sections 9, 10, 13, 15-22, and 23 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

16.          Headings.  The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

17.          Successors and Assigns; Severability.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided that nothing contained in this Section 17 shall be deemed to permit Transfers of the Loans, Notes or any Claims other than in accordance with the express terms of this Agreement.  If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect.  Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

18.          Several, Not Joint, Obligations.  The agreements, representations and obligations of each Consenting Creditor under this Agreement are, in all respects, several and not joint, and are made in favor of the Paragon Parties only and not in favor of or for the benefit of any other Consenting Creditor. The agreements, representations and obligations of the Paragon Parties under this Agreement are, in all respects, joint and several.

19.          Relationship Among Parties.  Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.  No Party shall have any responsibility for any trading by any other entity by virtue of this Agreement.  No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement.  The Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of the Company and do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended.

20.          Prior Negotiations; Entire Agreement.  This Agreement, including the exhibits and schedules hereto (including the Paragon Plan), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements executed between the Company and each Consenting Creditor prior to the execution of this Agreement shall continue in full force and effect for the duration of such confidentiality agreements.

21.          Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Execution copies of this Agreement delivered by facsimile or PDF shall be deemed to be an original for the purposes of this paragraph.

22.          Notices.  All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers:

(a)            If to any Paragon Party, to:

Paragon Offshore plc
3151 Briarpark Drive
Houston, TX  77042
Attention:  Todd Strickler, Vice President, General Counsel and Corporate
Secretary
Email:  tstrickler@paragonoffshore.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP (as counsel to the Company)
767 Fifth Avenue
New York, NY 10153
Facsimile:  (212) 310-8007
Attention:          Gary T. Holtzer and Ted S. Waksman
Email: gary.holtzer@weil.com and ted.waksman@weil.com

(b)            If to the Revolver Lenders, to:

JPMorgan Chase Bank, N.A., as administrative agent for the Revolver Lenders
383 Madison Avenue
New York, NY 10179
Facsimile: (212) 622-4556
Attn: Neil Boylan
Email: neil.boylan@jpmorgan.com

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Facsimile: (212) 455-2000
Attention:  Sandy Qusba and Kathrine A. McLendon
Email:  squsba@stblaw.com and kmclendon@stblaw.com

(c)            If to the Noteholders, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 373-3000
Attention:  Andrew N. Rosenberg and Elizabeth R. McColm
Email:  arosenberg@paulweiss.com; emccolm@paulweiss.com

Any notice given by delivery, mail or courier shall be effective when received.  Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

23.          Qualification on Consenting Noteholders Representations.  The Parties acknowledge that all representations, warranties, covenants, and other agreements made by any Consenting Noteholder that is a separately managed account of an investment manager are being made only with respect to the Claims managed by such investment manager (in the amount identified on the signature pages hereto), and shall not apply to (or be deemed to be made in relation to) any Claims that may be beneficially owned by such Consenting Noteholder that are not held through accounts managed by such investment manager.

24.          Settlement Discussions.  This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties.  Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

25.          Fees.  Until this Agreement is terminated, the Paragon Parties shall pay all reasonable documented prepetition and postpetition costs and expenses of the advisors to the Consenting Revolver Lenders and the Consenting Noteholders in accordance with existing engagement letters with the Company, including, without limitation, the costs and expenses of (i) Simpson, (ii) Landis Rath & Cobb LLP, as Delaware counsel for the administrative agent for the Consenting Revolver Lenders, (iii) PJT Partners LP, as financial advisor to the Consenting Revolver Lenders, (iv) Paul Weiss, (v) Young Conaway Stargatt & Taylor, LLP, as Delaware counsel for the Consenting Noteholders, (vi)  one foreign counsel for the Consenting Noteholders in each other applicable jurisdiction and (vii) Ducera Partners LLC, as financial advisor to the Consenting Noteholders.

26.          No Solicitation; Adequate Information.  This Agreement is not and shall not be deemed to be a solicitation for consents to the Paragon Plan.  The votes of the holders of claims against the Paragon Parties will not be solicited until such holders who are entitled to vote on the Paragon Plan have received the Paragon Plan, the Disclosure Statement and related ballots, and other required solicitation materials.  In addition, this Agreement does not constitute an offer to issue or sell securities to any person or entity, or the solicitation of an offer to acquire or buy securities, in any jurisdiction where such offer or solicitation would be unlawful.

27.          Interpretation; Rules of Construction; Representation by Counsel. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (d) the word “or” shall not be exclusive and shall be read to mean “and/or.” The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

PARAGON PARTIES

PARAGON OFFSHORE PLC

By:	/s/Randall D. Stilley
Name: Randall D. Stilley
Title: Chief Executive Officer and President

PARAGON INTERNATIONAL FINANCE COMPANY

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON OFFSHORE FINANCE COMPANY

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON OFFSHORE LEASING (SWITZERLAND) GMBH

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON OFFSHORE CONTRACTING GMBH

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON HOLDING NCS 2 S.Á R.L.

By:	/s/ Sandrine E. G. Algrain
Name: Sandrine E. G. Algrain
Title: Manager

PARAGON OFFSHORE (LUXEMBOURG) S.Á R.L.

By:	/s/ Sandrine E. G. Algrain
Name: Sandrine E. G. Algrain
Title: Manager

PARAGON OFFSHORE LEASING (LUXEMBOURG) S.Á R.L.

By:	/s/ Sandrine E. G. Algrain
Name: Sandrine E. G. Algrain
Title: Manager

PARAGON OFFSHORE INTERNATIONAL LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON DUCHESS LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON (MIDDLE EAST) LIMITED

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON ASSET COMPANY LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON ASSET (ME) LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON HOLDING SCS 2 LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON FDR HOLDINGS LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON HOLDING SCS 1 LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON OFFSHORE (NORTH SEA) LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON ASSET (UK) LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON OFFSHORE HOLDINGS US INC.

By:	/s/ Stephen A. Manz
Name: Stephen A. Manz
Title: Director

PARAGON DRILLING SERVICES 7 LLC

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON OFFSHORE DRILLING LLC

By:	/s/ Stephen A. Manz
Name: Stephen A. Manz
Title: Director

PARAGON LEONARD JONES LLC

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON OFFSHORE DO BRASIL LTDA.

By:	/s/ Raphael Andrade
Name: Raphael Andrade
Title: Manager

PARAGON OFFSHORE (NEDERLAND) B.V.

By:	/s/ Pieter de Bruijne
Name: Pieter de Bruijne
Title: Director

PGN OFFSHORE DRILLING (MALAYSIA) SDN. BHD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

PARAGON OFFSHORE (LABUAN) PTE. LTD.

By:	/s/ Oliver L. Betschart
Name: Oliver L. Betschart
Title: Director

Schedule A

List of defaults and events of default

•	Interest payment due on January 15, 2016 in respect of the 6.75% Senior Notes due 2022 issued under that certain Indenture, dated as of July 18, 2014, by and among Paragon Offshore plc, as issuer, each of the guarantors named therein, and Deutsche Bank Trust Company Americas, as indenture trustee (as amended, modified, or otherwise supplemented from time to time).

EXHIBIT A

Plan of Reorganization

(previously filed)

EXHIBIT B

Settlement Agreement Term Sheet Between
Paragon Offshore plc and Noble Corporation plc

(previously filed)

EXHIBIT C

FORM OF JOINDER AGREEMENT FOR CONSENTING CREDITORS

This Joinder Agreement to the Plan Support Agreement, dated as of [_______], 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among Paragon Offshore plc (the “Company”), the subsidiaries of the Company party thereto, and the holders of the principal amounts outstanding under the Secured Revolving Credit Agreement and the Indenture (together with their respective successors and permitted assigns, the “Consenting Creditors” and each, a “Consenting Creditor”) is executed and delivered by ________________________________ (the “Joining Party”) as of ______________, 2016.  Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.            Agreement to be Bound.  The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof).  The Joining Party shall hereafter be deemed to be a “Consenting Creditor” and a “Party” for all purposes under the Agreement and with respect to any and all Claims held by such Joining Party.

2.            Representations and Warranties.  With respect to the Revolving Credit Exposure under the Secured Revolving Credit Agreement, the aggregate principal amount of 6.75% Senior Notes, and the aggregate principal amount of 7.25% Senior Notes, in each case, set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Creditors set forth in Section 8 of the Agreement to each other Party to the Agreement.

3.            Governing Law.  This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[CONSENTING CREDITOR]

By:
Name:
Title:

Revolving Credit Exposure under Secured Revolving Credit Agreement:  $_______________

Principal Amount of the 6.75% Senior Notes:  $_____________

Principal Amount of the 7.25% Senior Notes:  $_____________

Notice Address:

Fax:
Attention:
Email:

Acknowledged:

PARAGON OFFSHORE PLC

By:
Name:
Title: